SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 30, 1997



                                Pegasystems Inc.
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




        Massachusetts                    1-11859                 04-2787865
        -------------                    -------                 ----------
(State or Other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                  Number)          Identification Number)



            101 Main Street, Cambridge, MA                        02142
            ------------------------------                        -----
        (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:           (617) 374-9600



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Item 4.   Changes in Registrant's Certifying Accountant.

     (i) On October 30, 1997, the client-auditor relationship between Pegasystems Inc. (the "Registrant") and Ernst & Young LLP ("E&Y") ceased as the result of E&Y's resignation.

     (ii) The reports of E&Y on the Registrant's financial statements for the Registrant's two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     (iii) The termination of the client-auditor relationship between the Registrant and E&Y was recommended by the board of directors of the Registrant prior to E&Y's resignation.

     (iv) (1) To the Registrant's knowledge, during the Registrant's two most recent fiscal years ended December 31, 1996, there was no disagreement between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     During the interim period subsequent to December 31, 1996 and prior to October 30, 1997, there was no disagreement of the type described in the immediately preceding paragraph between the Registrant and E&Y, except for a disagreement which arose in late October 1997 concerning the Registrant's financial statements for the quarter ended June 30, 1997. The disagreement involves the appropriate accounting treatment for a series of transactions (the "FDR Transactions") entered into by the Registrant with First Data Resources Inc. ("FDR") in June 1997. Contrary to the expectations of the Registrant based on its discussions with E&Y at the time the FDR Transactions were being negotiated, E&Y recently advised the Registrant that $5 million of software license revenue recognized by the Registrant in the quarter ended June 30, 1997 from one of the FDR Transactions should not have been recognized in that quarter. Accordingly, E&Y has advised the Registrant to restate its financial statements for the three and six month periods ended June 30, 1997.

     The Registrant is in the process of reviewing E&Y's position with respect to the FDR Transactions and the impact of that position on the Registrant's financial statements for the quarter ended June 30, 1997.

         (2) The board of directors of the Registrant discussed the subject matter of the disagreement referenced above with E&Y.

         (3) The Registrant has authorized E&Y to respond fully to the inquiries of the successor accountant concerning the subject matter of the disagreement referenced above. The Registrant has not yet engaged a successor accountant.

     (v) (1) The Registrant is unaware of the occurrence of any of the kinds of events described in subparagraphs (A)-(D) of Item 304(a)(1)(v) of Regulation S-K as promulgated by the Securities and Exchange Commission, except for the disagreement referenced above and except that E&Y advised the Registrant that it disagreed with the accounting approaches preliminarily proposed by the Registrant for recognizing revenue from the FDR Transactions in the quarter ended September 30, 1997 (the "reportable event"). The Registrant is in the process of determining the proper accounting for the FDR Transactions in the quarter ended September 30, 1997 and therefore does not necessarily have a difference of opinion with E&Y with respect thereto.

          (2) The board of directors of the Registrant discussed with E&Y the reportable event.

          (3) The Registrant has authorized E&Y to respond fully to the inquiries of the successor accountant concerning the reportable event.

     (vi) The Registrant has provided E&Y with a copy of this report on Form 8-K and has requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respect in which it does not agree. A copy of such letter will be filed by amendment to this report on Form 8-K as Exhibit 16.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.         Description
----------          -----------
*16.1               Letter of Ernst & Young LLP to the Securities and
                    Exchange Commission.


---------------
* To be filed by amendment.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on behalf of the undersigned thereunto duly authorized.


Date:  November 5, 1997                           PEGASYSTEMS INC.

                                                  By:
                                                     ---------------------------
                                                     Ira Vishner
                                                     Vice President, Corporate
                                                     Services, Treasurer, Chief
                                                     Financial Officer